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                                 EXHIBIT 21.1

                                 SUBSIDIARIES



               Name                              Jurisdiction of Incorporation

1.   CompleTel LLC                               Delaware
2.   CompleTel Holdings LLC                      Delaware
3.   CompleTel (N.A.) N.V.                       Netherlands Antilles
4.   CompleTel Europe N.V.                       Netherlands
5.   CompleTel ECC B.V.                          Netherlands
6.   CompleTel Holding I B.V.                    Netherlands
7.   CompleTel Holding II B.V.                   Netherlands
8.   CompleTel SAS                               France
9.   CompleTel Services SAS                      France
10.  CompleTel GmbH                              Germany
11.  CompleTel U.K. Limited                      United Kingdom
12.  CompleTel B.V.                              Netherlands
13.  CompleTel SPC                               England
14.  CompleTel SPC II                            England
15.  CableTel Management, Inc.                   Colorado
16.  Acces et Solutions Internet S.A.R.L.        France
17.  Web International Networks Limited          United Kingdom